CONSULTING AGREEMENT

APPENDIX A

List of Funds

Amerigo Fund

Clermont Fund

Select Allocation Fund*

Descartes Fund

Liahona Fund

Reservoir Fund

Select Appreciation Fund

Enhanced Income Fund

Flexible Income Fund

Principal Guard Fund

* Formerly known as Berolina Fund

The parties hereto agree to the terms of this Appendix A effective as of the 25th day of September 2009.

ADVISORONE FUNDS

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By: /s/ W. Patrick Clarke

By: /s/ Michael J. Wagner

W. Patrick Clarke, President

Michael J. Wagner, President